[Exhibit 99.1]


                             ARCH CAPITAL GROUP LTD.

        PROXY CARD FOR ANNUAL MEETING OF STOCKHOLDERS ON NOVEMBER 6, 2000

This proxy is solicited by the board of directors of Arch Capital Group Ltd. (the "Company"). The undersigned hereby appoints Robert Clements, Peter A. Appel and Louis T. Petrillo as proxies, each with full power of substitution, to represent the undersigned and to vote all shares of common stock of the Company held of record by the undersigned on September 25, 2000, or which the undersigned would otherwise be entitled to vote at the annual meeting to be held on November 6, 2000 and any adjournment thereof, upon all matters that may properly come before the annual meeting. All shares votable by the undersigned will be voted by the proxies named above in the manner specified on the reverse side of this card, and such proxies are authorized to vote in their discretion on such other matters as may properly come before the annual meeting.

         PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. Please sign this proxy exactly as your name(s) appear(s) on the books of the Company. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.


        HAS YOUR ADDRESS CHANGED?

        _________________________________

        _________________________________

        _________________________________


        PLEASE MARK VOTES AS IN THIS EXAMPLE   |X|


                             ARCH CAPITAL GROUP LTD.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy will be voted FOR the proposals set forth on the reverse of this card.


The undersigned hereby acknowledges receipt of the proxy statement/prospectus and the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 and the amendment thereto, and hereby revokes all previously granted proxies.




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

RECORD DATE SHARES:
Proposals by the Company:                                           FOR             AGAINST          ABSTAIN
1.   To approve and adopt the agreement and plan of merger,         |_|               |_|              |_|
     dated as of September 25, 2000, among Arch Capital
     Group Ltd., a Delaware corporation ("Arch Capital
     Group-Delaware"), Arch Capital Group Ltd., a Bermuda
     company ("Arch Capital Group-Bermuda"), and Arch
     Merger Corp., pursuant to which Arch Capital
     Group-Bermuda will become the parent holding company
     of Arch Capital Group-Delaware, and to approve the
     transactions contemplated thereby.
2.   To elect the following nominees as Class II Directors
     of the company for a term of three years:
              Peter A. Appel                                        |_|               |_|              |_|
              Lewis L Glucksman                                     |_|               |_|              |_|
              Ian R. Heap                                           |_|               |_|              |_|
3.   To ratify the selection of PricewaterhouseCoopers LLP          |_|               |_|              |_|
     as the company's independent accountants for the
     fiscal year ending December 31, 2000.
         Please be sure to sign and date this proxy: Date                       , 2000
                                                          ----------------------------

         Stockholder sign here                                       Co-owner sign here
                               -------------------------------------                    ----------------------------

         Mark box at right if an address change or comment has been noted on the reverse side of this card. |_|

 ..........................DETACH CARD.........................  ..........................DETACH CARD......................

                             ARCH CAPITAL GROUP LTD.

Dear stockholder,

     Please take note of the important information enclosed with this proxy. The proposals to reorganize the company as a Bermuda company, elect directors and select our independent accountants require your immediate attention and approval. This proposal is discussed in detail in the enclosed proxy materials.

     Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

     Please mark the boxes on this proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

     Your vote must be received prior to the annual meeting on November 6, 2000.

     Thank you in advance for your prompt consideration of these matters.

                             Sincerely,

                             [SIGNATURE LOGO]
                             LOUIS T. PETRILLO
                             Senior Vice President,
                             General Counsel and Secretary